UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Fluent, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FLUENT, INC.

300 Vesey Street, 9th Floor

New York, New York 10282

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2020

To our Stockholders:

The Annual Meeting of Stockholders of Fluent, Inc. (the “Company”) will be held on Wednesday, June 3, 2020 at 11:00 a.m. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/FLNT2020. At the meeting you will be asked to consider and to vote on the following proposals:

(1)	To elect five directors to serve for a one-year term until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified;
(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;
(3)	To hold a non-binding advisory vote to approve our named executive officers’ compensation; and
(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 24, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is being mailed with this proxy statement.

By order of the Board of Directors, Daniel J Barsky, General Counsel and Corporate Secretary

New York, New York

April 29, 2020

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020

The accompanying proxy statement and the 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM SET FORTH IN THE PROXY.

FLUENT, INC.

300 Vesey Street, 9th Floor

New York, New York 10282

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 3, 2020

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Fluent, Inc. (the “Board”) of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Wednesday, June 3, 2020, at 11:00 a.m., Eastern Time. The Meeting will be held virtually via live webcast, which you may attend by visiting www.virtualshareholdermeeting.com/FLNT2020. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 30, 2020. In this proxy statement, Fluent, Inc. is referred to as “Fluent,” the “Company,” “we,” “our,” or “us.”

The Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. Given the emerging public health impact of COVID-19, we believe that hosting a virtual meeting will support the health of our stockholders and employees and enable improved communication and greater stockholder attendance and participation from any location. There will not be a physical meeting location and you will not be able to attend in person.

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FLNT2020 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or other materials provided to you, as applicable. If you have lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/FLNT2020 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.

We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card, and we encourage you to vote before the Annual Meeting.

Purpose of the Annual Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)	To elect five directors to serve for a one year term until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified (“Election of Directors Proposal”);
(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for year ending December 31, 2020 (“Ratification of Auditor Proposal”);
(3)	To hold a non-binding advisory vote to approve our named executive officers’ compensation (“Say on Pay Proposal”); and
(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on April 24, 2020, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting. As of April 24, 2020, we had 76,230,968 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting. If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in “street name.”

The holders of a majority of the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting.

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Under New York Stock Exchange (“NYSE”) rules, a broker does not have the discretion to vote on any non-routine matter presented at the meeting, such as the Election of Directors Proposal or the Say on Pay Proposal. Under the NYSE rules, a broker does have discretion to vote on the Ratification of Auditor Proposal. As a result, any broker who is a member of the NYSE will not have the discretion to vote on the Election of Directors Proposal or the Say on Pay Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

For the Election of Directors Proposal, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Ratification of Auditor Proposal and Say on Pay Proposal will be determined by of a majority of votes cast affirmatively or negatively. Abstentions and broker non-votes will have no effect on the proposals.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — the Election of Directors Proposal, “FOR”

Proposal 2 — the Ratification of Auditor Proposal and “FOR” Proposal 3 — the Say on Pay Proposal. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card. Stockholders also may attend the virtual meeting and vote electronically.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may vote again on a later date via the Internet (only your latest Internet proxy submitted prior to the Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the virtual meeting and voting electronically. Your attendance at the virtual meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Daniel Barsky, the Company’s General Counsel and Corporate Secretary, has been appointed by the Board as Inspector of Elections for the Meeting. A list of the stockholders entitled to vote at the Meeting will be accessible on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, at the Company’s executive office, located at 300 Vesey Street, 9th Floor, New York, New York 10282.

Interest of the Company’s Officers and Directors in the Matters to be Acted Upon at the Meeting.

Members of the Board have an interest in the Election of Directors Proposal, as each of the nominees is currently a member of the Board. Members of the Board and executive officers of the Company do not have any interest in the Ratification of Auditor Proposal. Executive officers of the Company do have an interest in the Say on Pay Proposal, to the extent such proposals are on a non-binding advisory basis.

Where to Obtain More Information

If you have any questions about how to cast your vote for the Meeting or would like copies of any of the documents referred to in this Proxy Statement, you should write to us at 300 Vesey Street, 9th Floor, New York, NY 10282, Attn: Daniel J. Barsky, General Counsel and Corporate Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, we will be electing five directors. Each director will hold office until the 2021 Annual Meeting of Stockholders or until a successor is elected and qualified to serve on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board has nominated the five individuals listed below (each a “Nominee,” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee. All of the Nominees are current directors. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable.

The following table sets forth certain information concerning our directors/Nominees:

Name	Position	Director Since
Ryan Schulke	Director and Chief Executive Officer	2015
Matthew Conlin	Director and President	2018
Andrew Frawley	Director	2018
Barbara Shattuck Kohn	Director	2019
Donald Mathis	Director	2015

Biographical Information About Our Nominees

Ryan Schulke, 37, has served as a director of the Company since December 2015 and has served as the Chief Executive Officer of the Company since March 26, 2018. Mr. Schulke co-founded Fluent, LLC in 2010 and has served as Chairman and Chief Executive Officer of Fluent, LLC since its inception. Before merging with the Company in 2015, Fluent, LLC was privately held. Fluent, LLC is now a wholly-owned subsidiary of the Company. Prior to founding Fluent, LLC, Mr. Schulke served as Media Director of Clash Media, a global digital advertising network. Mr. Schulke earned a Bachelor of Communications Arts from Marymont Manhattan College.

The Board believes Mr. Schulke’s experience as Chief Executive Officer of Fluent, LLC, the Company’s operating subsidiary, provides valuable business, industry, and management advice to the Board.

Matthew Conlin, 36, has served as a director and President of the Company since March 26, 2018. Together with Mr. Schulke, Mr. Conlin co-founded Fluent, LLC in 2010 and has served as President of Fluent, LLC since its inception. Before founding Fluent, LLC, Mr. Conlin served as Sales Director, U.S. of Clash Media, a global digital advertising network. Mr. Conlin earned a Bachelor of Science in Marketing from St. John’s University.

The Board believes Mr. Conlin’s experience as President of Fluent, LLC, the Company’s operating subsidiary, provides valuable business, industry, and management advice to the Board.

Andrew Frawley, 57, has served as a director of the Company since March 26, 2018. Mr. Frawley has served as a director of Curo Group Holdings Corp since its initial public offering in December 2017. Mr. Frawley has also served as the chief executive officer of AJ Frawley & Associates LLC since 2002 and as Chief Executive Officer and Vice Chairman of the Board of V12 Data since July 2018. From December 2014 to September 2016, Mr. Frawley served as chief executive officer of Epsilon, a segment of Alliance Data Systems Corporation. Prior to that, he served as Epsilon’s President from January 2012 to December 2014 and as its president of Marketing Technology from January 2009 to December 2011. Mr. Frawley has also served on the board of directors of the Data & Marketing Association since 2016, and has been the chairman of the board of directors of Cybba Inc., a privately held company, since September 2017. Mr. Frawley earned a Master of Business Administration from Babson College and a Bachelor of Science in Finance from The University of Maine.

The Board believes Mr. Frawley’s knowledge and experience in data-driven marketing and business management strengthen the Board’s collective qualifications, skills, and experience.

Barbara Shattuck Kohn, 69, was a Principal at Hammond Hanlon Camp LLC, a strategic advisory and investment banking firm from 2012 to 2018. She has served as a director of Penn National Gaming, Inc. since 2004, where she serves as a member of the Audit Committee and as Chair of the Compensation Committee and Nominating and Corporate Governance Committee. Ms. Shattuck Kohn also serves as a director of Emblem Health, one of the nation's largest nonprofit health plans. She has previously served as a director of Computer Task Group and a division of Sunlife Financial Corporation. Prior to joining Hammond Hanlon Camp LLC in 2012, Ms. Shattuck Kohn was a Managing Director of Morgan Keegan – Raymond James. Morgan Keegan & Company, Inc. was acquired by Raymond James Financial from Regions Financial Corp. and was the successor to Shattuck Hammond Partners, an investment banking firm Ms. Shattuck Kohn co-founded in 1993. Prior to 1993, she spent 11 years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she also co-founded. From 1976 to 1982, she was a Vice President of Goldman, Sachs & Co. Ms. Shattuck Kohn began her career as a municipal bond analyst at Standard & Poor's Corporation.

The Board believes Ms. Shattuck Kohn’s significant financial expertise and experience as a director of other public companies strengthen the Board’s collective qualifications, skills, and experience.

Donald Mathis, 54, has served as director of the Company since December 2015. Since July 2017, Mr. Mathis has been the general manager of Growth at Comcast NBC Universal. Since April 2017, he has been the chief executive officer and co-founder of Echelon AI, a New York-based privately held artificial intelligence start-up focused on business process automation, predictive data analytics and nextgen digital and cyber security. He is also an operating partner with Periscope Equity, a Chicago-based growth private equity fund, which he joined in January 2017. In addition, Mr. Mathis has served as a senior adviser and director since April 2016 of the initiative for Digital Counterterrorism (iDCT), a public-private consortium and non-governmental organization focused on countering violent extremism and terrorist recruitment in the digital domain. Mr. Mathis has served since 2013 on the board of advisers of Omniangle Technologies, a privately held company involved in business intelligence and information security. Previously, Mr. Mathis served as the chief executive officer of privately held Kinetic Social from October 2011 through April 2016. Mr. Mathis was a co-founder of Kinetic Social, a SaaS and managed service social data and technology company acquired by Blue Chip Venture Company. From 2007 to 2011, Mr. Mathis served as executive chairman and director of Online Intelligence, a privately held digital security firm specializing in brand protection and traffic integrity services. Mr. Mathis was on the audit and compensation committees of Online Intelligence until its acquisition by FAS Labs, Inc. in May 2010, and remained executive chairman until November 2011. Mr. Mathis has a Master of Business Administration from the Harvard Business School and is a Commander in the U.S. Navy (currently inactive reserve).

The Board believes Mr. Mathis’ knowledge and experience as chairman and chief executive officer of an artificial intelligence company with a specialty in predictive data analytics, his experience running a social data and technology SaaS and managed services company, as well as his experience in business intelligence, general management, financial management and information security, and his military service, strengthen the Board’s collective qualifications, skills, and experience.

Vote Required and Board Recommendation

Under our Bylaws, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; abstentions and broker non-votes not counted as a vote cast either “for” or “against” that nominee’s election and therefore have no effect.

The Board approved and adopted a Director Resignation Policy on February 13, 2019 for directors who fail to receive the required number of votes in an uncontested election in accordance with our Bylaws. The policy requires that the Board will nominate for election or re-election only a candidate who agrees to tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at any future annual meeting at which he or she faces re-election; and (ii) Board acceptance of such resignation. The policy further states that upon any candidate failing to be elected in an election at which majority voting applies, the Nominating and Corporate Governance Committee will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the resignation. The policy provides that the Board will then consider and act upon the Nominating and Corporate Governance Committee’s recommendation within 90 days of certification of the vote at the annual meeting. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Promptly following the decision regarding the tendered resignation, the policy states that we will file with the SEC a current report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

The Board unanimously recommends a vote “FOR” each Nominee for director.

Director Compensation

On March 26, 2018, the Company completed the spin-off (the "Spin-off") of its risk management business from its digital marketing business by way of a pro rata distribution of all the shares of common stock of the Company's wholly-owned subsidiary, Red Violet, Inc. ("Red Violet"), to the Company's stockholders of record as of March 19, 2018 and certain warrant holders.

Following the Spin-off, we reconstituted our Board and adopted the following general director compensation practices. When a non-employee director joins the Board, the non-employee director is granted 25,000 RSUs. These RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Following her appointment to the Board on December 9, 2019, Ms. Shattuck Kohn was granted 25,000 RSUs. Additionally, non-employee directors are paid quarterly $10,000 plus $2,500 for the Chairman of the Audit Committee (during 2019, Mr. Benz) and $1,250 to the Chairmen of each of the Compensation Committee (Mr. Mathis) and the Corporate Governance and Nominating Committee (Mr. Frawley).

Additionally, on the date of each annual meeting, non-employee directors will be granted the number of RSUs representing shares of the Company’s common stock with a grant date value equal to $75,000. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, subject to accelerated vesting in certain circumstances. The number of RSUs is determined using the average closing price of our common stock on the five trading days before the annual meeting.

DIRECTOR COMPENSATION TABLE

Name	Stock awards (1)(6)	Other compensation	Total
Current Directors
Andrew Frawley (2)	$150,000	$45,000	$195,000
Barbara Shattuck Kohn (3)	$52,750	$2,500	$55,250
Donald Mathis (4)	$150,000	$45,000	$195,000

Former Directors
Peter Benz (5)	$150,000	$50,000	$200,000

(1)

The amounts in this column represent the aggregate grant date fair value of RSU awards granted in 2019 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date. For a discussion of valuation assumptions used in calculation of these amounts, see Note 13 to our audited financial statements, included within our 2019 Annual Report on Form 10-K.

(2)

Mr. Frawley was granted 26,596 RSUs at a fair value of $2.80 and 15,226 RSUs at a fair value of $4.93 on December 6, 2019 for his services as director. Mr. Frawley also received compensation of $45,000 in 2019 ($40,000 was for his services as a director and $5,000 was for his services as the Chairman of the Corporate Governance and Nominating Committee).

(3)	Ms. Shattuck Kohn was granted 25,000 RSUs on December 9, 2019 at a fair value of $2.11 in connection with her appointment to the Board.
(4)

Mr. Mathis was granted 26,596 RSUs at a fair value of $2.80 and 15,226 RSUs at a fair value of $4.93 on December 6, 2019 for his services as director. Mr. Mathis also received compensation of $45,000 in 2019 ($40,000 was for his services as a director and $5,000 was for his services as the Chairman of the Compensation Committee).

(5)	Mr. Benz was granted 26,596 RSUs at a fair value of $2.80 and 15,226 RSUs at a fair value of $4.93 on December 6, 2019 for his services as director. Mr. Benz also received compensation of $50,000 in 2019 ($40,000 was for his services as a director and $10,000 was for his services as the Chairman of the Audit Committee). Mr. Benz resigned from the Company's Board of Directors effective April 1, 2020.
(6)	As of December 31, 2019, each director held RSUs as follows: Mr. Frawley – 49,623, Ms. Shattuck Kohn – 25,000, Mr. Mathis – 49,623, Mr. Benz – 49,623.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2019, were Donald Mathis (Chairman), Peter Benz, Andrew Frawley and Barbara Shattuck Kohn. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the Securities and Exchange Commission (the “SEC”).

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2019, the Board held five meetings and took action by unanimous written consent on five occasions. During 2019, all of our incumbent directors attended at least 75% of the meetings of the Board and its committees on which they served during the period of time that each such director was a member of the Board. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. All then-current directors attended the 2019 Annual Meeting of Stockholders.

As required by the listing standards of the NASDAQ Stock Market (“NASDAQ”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of the Board’s review of the relationships of each of the directors that served on the Board during the year ended December 31, 2019, the Board affirmatively determined that Messrs. Benz, Frawley, and Mathis, and Ms. Shattuck Kohn were “independent” directors within the meaning of the NASDAQ listing standards and applicable law.

As a result of the Board’s review of the relationships of each of its current directors (each a Nominee), the Board affirmatively determined that Messrs. Frawley and Mathis and Ms. Shattuck Kohn are “independent” directors within the meaning of the NASDAQ listing standards and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.fluentco.com on the Investors page under the corporate governance link. We will disclose amendments to or waivers from our Code of Ethics on our website in accordance with all applicable laws and regulations.

Board Leadership Structure

The Board does not currently have a Chairman. Mr. Schulke is our Chief Executive Officer and a director. The Board is considering the possibility of adding one or more additional Board members, one of whom it is contemplated will take on the role of Chairman. Independent directors head each of our Board’s three standing committees (the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee), and each of the committees is comprised solely of independent directors.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, cybersecurity and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

The standing committees of the Board are the Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee.

The members of the Audit Committee during 2019 were Peter Benz (Chairman), Andrew Frawley, Donald Mathis and Barbara Shattuck Kohn, all of whom are independent directors as determined by the NASDAQ listing standards. Effective April 1, 2020, Mr. Benz resigned from the Company's Board. The Board has appointed Barbara Shattuck Kohn as the new Chairperson of the Audit Committee. The Board has determined that Mr. Benz and Ms. Shattuck Kohn are audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K. During 2019, the Audit Committee held five meetings and took no action by written consent.

The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.

The Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on our website at www.fluentco.com on the Investors page under the corporate governance link.

Compensation Committee.

The members of the Compensation Committee during 2019 were Donald Mathis (Chairman), Peter Benz, Andrew Frawley and Barbara Shattuck Kohn, all of whom are independent directors as determined by the NASDAQ listing standards. The Compensation Committee is responsible for reviewing and approving compensation of the Company’s executive officers and for advising the Board with respect to compensation of the members of the Board or any committee thereof. During 2019, the Compensation Committee held five meetings and took five actions by written consent. The Board has adopted a written charter for the Compensation Committee and reassesses for adequacy on an annual basis. A copy of the Compensation Committee’s charter is located on our website at www.fluentco.com on the Investors page under the corporate governance link.

The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.

The Compensation Committee is responsible for reviewing and approving all compensation of the Company's executive officers and for advising the Board with respect to any proposed changes in the compensation of Board members, including as to committee service, as well as retirement policies and programs and perquisites for directors. The Compensation Committee has the authority to retain or terminate any consulting firm or other advisors used to assist the Compensation Committee in the performance of its duties. In 2018, the Company retained the services of Pay Governance, LLC ("Pay Governance"), an independent compensation consultant. Pay Governance reports directly to the Compensation Committee and communicates with our management team when appropriate. In addition, Pay Governance may seek feedback from the committee chairman and other Board members regarding its work before presenting study results or recommendations to the Compensation Committee. The compensation consultant may be invited to attend Compensation Committee meetings. In 2019, Pay Governance continued to provide advice related to executive compensation and peer group benchmarking and helped develop an equity incentive plan for the Company's senior management team. Specifically, Pay Governance's services during 2018 and into 2019 included help with several important objectives, including (i) determining competitive pay levels to assess how competitively executives are being paid for their current responsibilities, particularly in the context of a public company and setting a framework for paying additional new senior executives and (ii) designing an equity compensation plan to support our high growth strategy.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee during 2019 were Andrew Frawley (Chairman), Peter Benz, Donald Mathis and Barbara Shattuck Kohn, all of whom are independent directors determined by the NASDAQ listing standards. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. During 2019, the Corporate Governance and Nominating Committee held three meetings and took one action by written consent. The Board has adopted a written charter for the Corporate Governance and Nominating Committee. A copy of the Corporate Governance and Nominating Committee’s charter is located on our website at www.fluentco.com on the Investors page under the corporate governance link.

In evaluating director candidates, the Chair of the Nominating and Corporate Governance Committee and other committee members may conduct interviews with certain candidates and make recommendations to the committee. Other members of our Board may also conduct interviews with director candidates upon request, and the Nominating and Corporate Governance Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates. Although our Board of Directors does not have a specific policy with respect to diversity, the Nominating and Corporate Governance Committee considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the overall effectiveness of our Board of Directors.

In identifying potential director candidates, the Nominating and Corporate Governance Committee seeks input from other members of our Board and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also consider director candidates recommended by other stockholders to stand for election at the Annual Meeting of Stockholders so long as such recommendations are submitted in accordance with the procedures described below. The Nominating and Corporate Governance Committee has not had any director candidates put forward by a stockholder or a group of stockholders that beneficially owned more than five percent of our common stock for at least one year.

The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Corporate Governance Committee. See “Nominees for Director and Other Stockholder Proposals” below.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Daniel Barsky, General Counsel and Corporate Secretary of Fluent, Inc. at 300 Vesey Street, 9th Floor, New York, New York 10282. Mr. Barsky will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. Mr. Barsky will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of Fluent.

Nominees for Director and Other Stockholder Proposals

Stockholder proposals intended to be presented at our 2021 annual meeting of stockholders must be received by our Corporate Secretary at 300 Vesey Street, 9th Floor, New York, New York 10282 not later than December 31, 2020, to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.

The Corporate Governance and Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Corporate Governance and Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Corporate Governance and Nominating Committee considers individuals with diverse experience, viewpoints, accomplishments, professional expertise, and backgrounds, including both gender and ethnic diversity and diversity in substantive matters pertaining to the Company's business.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Pursuant to our Bylaw requirements and assuming that our 2021 annual meeting of stockholders is held on June 2, 2021, any stockholder proposal to be considered at the 2021 annual meeting, including nominations of persons for election to our board of directors, must be properly submitted to us not earlier than February 2, 2021, nor later than March 4, 2021.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

Grant Thornton LLP (“Grant Thornton”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment effective July 14, 2015. A representative of Grant Thornton is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2020. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our Company and our stockholders.

Vote Required and Board Recommendation:

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for year ending December 31, 2020.

Auditor Fees and Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, Grant Thornton, for the years ended December 31, 2019 and December 31, 2018.

	2019	2018
Audit Fees	$861,429	$827,864
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$861,429	$827,864

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and the fees for services such as comfort letters, consents and review of documents filed with the SEC that are normally provided in connection with statutory and regulatory filings for engagements.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by the applicable auditors for the years ending on December 31, 2019 and December 31, 2018, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Grant Thornton as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.

The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

3.

The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Barbara Shattuck Kohn (Chair)

Andrew Frawley

Donald Mathis

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our current executive officers.

Name	Age	Position
Ryan Schulke	37	Chief Executive Officer
Matthew Conlin	36	President
Alexander Mandel	50	Chief Financial Officer
Donald Patrick	59	Chief Operating Officer

The biographical information for Messrs. Schulke and Conlin is included above in Proposal 1 — Election of Directors.

Alexander Mandel was appointed as Chief Financial Officer, effective as of February 1, 2019, prior to which he had been serving as an independent financial consultant to the Company since July 2018. From February 2016 to June 2018, Mr. Mandel served as the Chief Financial Officer of IAC Applications, a division of IAC/InterActiveCorp. From 2010 to 2015, Mr. Mandel was employed by LendingTree, Inc., including as its Chief Financial Officer from 2012 to 2015. He was a Managing Director at Centerview Partners LLC, an investment banking advisory firm in New York City, from 2008 to 2010. Prior to that, Mr. Mandel held various positions at investment banking firm Bear, Stearns & Co. Inc. from 1996 to 2008, including Managing Director beginning in 2003. He received his Bachelor of Arts in economics from Tufts University and his Masters of Business Administration from Columbia Business School.

Donald Patrick was appointed the Company’s Chief Operating Officer as of March 26, 2018. Mr. Patrick joined Fluent, LLC as its Chief Operating Officer in January 2018. Mr. Patrick served as Chief Executive Officer of Seneca One Finance, Inc., a specialty consumer finance company, from 2014 to 2017. From 2011 to 2013, he served as President of Infogroup Marketing Services, a business unit of InfoGROUP, Inc. Before that, Mr. Patrick served as Chief Operating Officer of Merkle from 1997 to 2010. He graduated with an MBA from the University of Chicago and a BA from St. Lawrence University.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for each of the named executive officers for the last two completed fiscal years.

Name and principal position	Year	Salary	Bonus (1)	Stock awards (2)	Option awards (3)	Non-equity incentive plan compensation (4)	All other compensation (5)	Total
Ryan Schulke (6)	2019	$300,000	$140,300	$—	$—	$—	$7,750	$448,050
(Chief Executive Officer)	2018	$296,667	$125,000	$1,480,800	$—	$401,857	$5,933	$2,310,257
Matt Conlin (7)	2019	$300,000	$140,250	$—	$—	$—	$11,200	$451,450
(President)	2018	$296,667	$125,000	$1,480,800	$—	$401,857	$11,000	$2,315,324
Donald Patrick (8)	2019	$300,000	$120,100	$1,044,000	$1,122,660	$—	$11,200	$2,597,960
(Chief Operations Officer)	2018	$294,318	$—	$459,750	$—	$371,757	$8,000	$1,133,825
Alex Mandel (9)	2019	$302,000	$100,000	$1,160,000	$873,180	$—	$3,250	$2,438,430
(Chief Financial Officer)	2018	$—	$—	$—	$—	$—	$—	$—

(1)	These amounts include: (i) anniversary bonuses in 2019 of $300 to Mr. Schulke, $250 to Mr. Conlin and $100 to Mr. Patrick, (ii) discretionary bonuses of $140,000 to each of Mr. Schulke and Mr. Conlin in 2019, (iii) a discretionary bonus of $120,000 to Mr. Patrick in 2019, (iv) a discretionary bonus of $100,000 to Mr. Mandel in 2019, and (v) bonuses of $125,000 to each of Mr. Schulke and Mr. Conlin in 2018 in connection with the Spin-off of Red Violet.
(2)

The amounts in this column represent the aggregate grant date fair value of RSU awards granted in 2018 and 2019 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used the closing price of the Company’s common stock on the grant date. For a discussion of valuation assumptions used in calculation of these amounts, see Note 13 to our audited financial statements, included within our 2019 Annual Report on Form 10-K.

(3)	The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2019 computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 13 to our audited financial statements, included within our 2019 Annual Report on Form 10-K.

(4)

Represents performance-based bonuses earned by our named executive officers in respect of our performance in fiscal years 2018 and 2019. The material terms of the non-equity incentive plan compensation paid to our named executive officers in our last completed fiscal year are described below in the section entitled “2019 Bonus Arrangements.”

(5)	The amounts in this column represent the Company's 401(k) plan company-matching contributions for each officer.
(6)

Mr. Schulke has served as the Company's Chief Executive Officer since March 27, 2018. Mr. Schulke was granted 80,000 RSUs on March 20, 2018 at a fair value of $2.61 per share and 480,000 deferred stock units in connection with the Spin-off on March 27, 2018 at a fair value of $2.65.

(7)

Mr. Conlin has served as the Company's President since March 27, 2018. Mr. Conlin was granted 80,000 RSUs on March 20, 2018 at a fair value of $2.61 per share and 480,000 deferred stock units in connection with the Spin-off on March 27, 2018 at a fair value of $2.65.

(8)

Mr. Patrick has served as the Company's Chief Operations Officer since March 27, 2018. Mr. Patrick's salary in 2018 reflects his service from January 8, 2018 through December 31, 2018. Mr. Patrick was granted 100,000 RSUs on March 20, 2018 at a fair value of $2.61 per share, 75,000 deferred stock units in connection with the Spin-off on March 27, 2018 at a fair value of $2.65, and 225,000 RSUs on February 1, 2019 at a fair value of $4.64. Mr. Patrick was also granted 396,000 shares of common stock subject to options on February 1, 2019, in two equal tranches of 198,000 shares with fair values of $2.81 and $2.86, respectively.

(9)

Mr. Mandel has served as the Company’s Chief Financial Officer since February 1, 2019. Mr. Mandel's salary for 2019 reflects his consulting service fees from January 1, 2019 through January 31, 2019, and his service as Chief Financial Officer of the Company from February 1, 2019 through December 31, 2019.  Mr. Mandel was granted 250,000 RSUs on February 1, 2019 at a fair value of $4.64. Mr. Mandel was also granted 308,000 shares of common stock subject to options on February 1, 2019, in two equal tranches of 154,000 shares with fair values of $2.81 and $2.86, respectively.

Employment Agreements and Termination of Employment & Change in Control Arrangements

Below are descriptions of our employment agreements with our named executive officers during 2019, as well as descriptions of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with each of our named executive officers.

Ryan Schulke, Chief Executive Officer

Mr. Schulke is as the Company's Chief Executive Officer pursuant to an amended and restated employment agreement effective September 11, 2018. On March 11, 2020, the Compensation Committee approved an increase in Mr. Schulke's annual base salary from $300,000 to $350,000. Mr. Schulke's employment agreement provides for automatic one-year renewals unless either party elects not to renew by providing the other party with a 120-day non-renewal notice. If Mr. Schulke’s employment is terminated because of his death or disability, he or his estate will be paid an amount equal to one-year of base salary. If Mr. Schulke’s employment is terminated without cause or he resigns with good reason, he will be paid the greater of the base salary for the balance of the term or one year of base salary, plus any prior year unpaid bonus and a prorated portion of his current year bonus. Payment of the foregoing is conditioned on Mr. Schulke not being in violation of the agreement’s restrictive covenant provisions. The agreement provides for an annual bonus of no less than 25% of annual salary based on achievement of Company and personal performance goals.

Matt Conlin, President

The terms of Mr. Conlin’s employment mirror those of Mr. Schulke’s except that Mr. Conlin is employed as the Company's President. Mr. Conlin also entered into an amended and restated employment agreement with the Company, effective September 11, 2018. Mr. Conlin's base salary and bonus provisions are identical to Mr. Schulke's, and he has the same arrangements with respect to severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control.

Donald Patrick, Chief Operating Officer

Mr. Patrick is employed as the Company's Chief Operating Officer pursuant to an employment agreement effective January 8, 2018. On March 11, 2020, the Compensation Committee also approved an increase in Mr. Patrick's annual base salary from $300,000 to $350,000. Mr. Patrick’s employment agreement provides for an annual bonus of no less than 40% of his annual salary based on the achievement of Company and personal performance goals. The agreement provides that if Mr. Patrick’s employment is terminated without cause, Mr. Patrick will be paid severance equal to twelve months’ base salary, plus any unpaid bonus for the year prior to termination and a prorated portion of the bonus for the year of termination. Payment of the foregoing is conditioned on Mr. Patrick not being in violation of the agreement’s restrictive covenant provisions at the time the payment becomes payable.

Alexander Mandel, Chief Financial Officer

Mr. Mandel is employed as the Company's Chief Financial Officer pursuant to an employment agreement effective February 1, 2019. On March 11, 2020, the Compensation Committee also approved an increase in Mr. Mandel's annual base salary from $300,000 to $350,000. Mr. Mandel’s employment agreement provides for an annual bonus of no less than 40% of his annual salary based on the achievement of Company and personal performance goals. The agreement provides that if Mr. Mandel’s employment is terminated without cause, Mr. Mandel will be paid severance equal to (i) the greater of (A) the his base salary for the remainder of the term of his employment agreement and (B) twelve (12) months’ base salary; (ii) the annual bonus for the year prior to the year in which the termination occurs, to the extent unpaid; (iii) the annual bonus for the year in which the termination occurs, based on actual performance and prorated based on the number of days in such year prior to the date of termination; (iv) base salary accrued through the date of termination; and (v) the additional vesting of any equity awards. Payment of the foregoing is conditioned on Mr. Mandel not being in violation of the agreement’s restrictive covenant provisions at the time the payment becomes payable.

2019 Bonus Arrangements

Each of Messrs. Schulke, Conlin and Partick was eligible to earn an annual cash incentive in 2019. Our practice with respect to annual incentive compensation has historically been to provide an opportunity to earn bonus awards based on the achievement of company performance measures, specifically EBITDA adjusted for certain discrete items (“Adjusted EBITDA”).

For a calculation of and additional information regarding Adjusted EBITDA, please see pages 24 to 26 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Each of Messrs. Schulke, Conlin and Patrick was eligible to earn a bonus equal to 2.0% of the amount by which the Company's actual of Adjusted EBITDA exceeds its Adjusted EBITDA target for the year. The Adjusted EBITDA target is set each year based on achievement of strategic goals and financial results. The cash incentive plan for 2019 is uncapped. Based on the Company's performance, no bonuses for were paid for 2019.

401(k) Plan

The Company maintains a defined contribution employee retirement plan, or 401(k) plan, for our employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. The Company will match a participant's contribution up to 3% of their compensation, as well as 50% of a participant's contribution of the next 2% of their compensation, subject to statutory limits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2019.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options unexercisable (#)		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (7)
Ryan Schulke	—		$—	—	69,999	(1)	$174,998
Matt Conlin	—		$—	—	69,999	(2)	$174,998
Donald Patrick	396,000	(3)	$4.72	2/1/2029	291,666	(4)	$729,165
Alexander Mandel	308,000	(5)	$4.72	2/1/2029	250,000	(6)	$625,000

(1)

Represents (i) 16,666 RSUs granted on April 13, 2017, which vested on February 1, 2020, and (ii) 53,333 RSUs granted on March 20, 2018, which vest in two equal annual installments beginning on March 1, 2020. Each RSU represents the right to receive one share of common stock upon vesting. As of December 31, 2019, Mr. Schulke also owned RSUs representing 610,001 shares that have been vested but not delivered.

(2)

Represents (i) 16,666 RSUs granted on April 13, 2017, which vested on February 1, 2020, and (ii) 53,333 RSUs granted on March 20, 2018, which vest in two equal annual installments beginning on March 1, 2020. Each RSU represents the right to receive one share of common stock upon vesting. As of December 31, 2019, Mr. Conlin also owned RSUs representing 610,001 shares that have been vested but not delivered.

(3)	Represents 396,000 shares of common stock subject to options granted on February 1, 2019, of which 198,000 vested on February 1, 2020, and, subject to continuing service, the remaining 198,000 will vest if the Company's stock price remains above $7.375 per share for 20 consecutive trading days. Any stock options that remain unvested as of February 1, 2024 will vest in full on such date.
(4)

Represents (i) 50,000 RSUs granted to Mr. Patrick under the 2015 Plan on March 20, 2018, which vest in two equal annual installments beginning on February 1, 2020, (ii) 16,666 RSUs granted on March 20, 2018, which vest in two equal annual installments beginning on March 1, 2020, and (iii) 225,000 RSUs granted on February 1, 2019, which vest in four equal annual installments beginning on February 1, 2021.

(5)	Represents 308,000 shares of common stock subject to options granted on February 1, 2019, of which, 154,000 vested on February 1, 2020, and, subject to continuing service, the remaining 154,000 will vest if the Company's stock price remains above $7.375 per share for 20 consecutive trading days. Any stock options that remain unvested as of February 1, 2024 will vest in full on such date.
(6)

Represents (i) 75,000 RSUs granted to Mr. Mandel under the 2018 Plan on February 1, 2019, which vest in three equal annual installments beginning on February 1, 2020, and (ii) 175,000 RSUs granted on February 1, 2019, which vest in four equal annual installments beginning on February 1, 2021.

(7)	Determined by multiplying the closing price of the Company’s common stock on December 31, 2019, $2.50, by the number of shares of common stock underlying the RSUs or restricted stock.

Equity Compensation Plan Information

One of the key elements of our compensation strategy is long-term equity incentives, principally RSUs. A predecessor of the Company adopted the SearchMedia International Limited (“SMIL”) 2008 Amended and Restated Share Incentive Plan (the “2008 Plan”), which established an initial pool of 359,370 equity awards to employees, directors and consultants (SMIL was combined with Ideation Acquisition Corp., a predecessor of the Company in 2009). The 2008 Plan was approved by the combined entities’ stockholders at a Special Meeting of Stockholders held on October 27, 2009 and was later amended to increase the number of eligible equity awards to 600,000 shares, and in September 2011, to 900,000 shares and to 1.2 million shares in December 2013. The 2008 Plan expired by its terms on January 1, 2018.

In April 2015, the Compensation Committee adopted the 2015 Stock Incentive Plan (the “2015 Plan”), which provided a pool of 2.5 million equity awards. The 2015 Plan was approved by the Company stockholders at the Annual Meeting of Stockholders in June 2015. In November 2015, the Board approved an increase of the 2015 Plan from 2.5 million shares to 12.5 million shares. The Compensation Committee determined the increase in the 2015 Plan was warranted as a result of the Company’s acquisition by merger of Fluent, LLC and the need to establish a pool of equity awards for the Fluent, LLC employees, as well as the anticipated expansion of the Company’s business, including additional personnel. The increase in the 2015 Plan was approved by the Company stockholders at the Annual Meeting of Stockholders held in June 2016. Effective September 6, 2017, the Board and the Company’s Compensation Committee approved an increase in the 2015 Plan by one million shares, resulting in an aggregate of 13.5 million shares of common stock issuable under the 2015 Plan. Stockholders representing a majority in voting power of the Company approved the amendment to the 2015 Plan on September 6, 2017 and the amendment was effective on January 8, 2018.

On April 19, 2018, the Board adopted the Fluent 2018 Stock Incentive Plan (the “2018 Plan”), and the Company's stockholders approved the 2018 Plan on June 6, 2018. The primary purpose of the 2018 Plan is to attract, retain, reward, and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in Fluent and to incentivize them to expend maximum effort for Fluent’s growth and success, so as to strengthen the mutuality of the interests between such individuals and the Fluent stockholders. The Company has in the past and may in the future grant awards to its employees to meet these goals, including RSUs and stock options. The 2018 Plan authorizes the issuance of ten percent of the Company’s issued and outstanding shares of common stock from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	7,913,146	(2)	$5.18	(3)	3,623,502
Equity compensation plans not approved by security holders	—		—		—
Total	7,913,146		$5.18		3,623,502

(1)	The equity compensation plans approved by security holders include the 2008 Plan, 2015 Plan and 2018 Plan.
(2)	Includes 3,394,370 shares of RSUs and restricted stock to be issued upon the vesting of such RSUs and restricted stock.
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the vesting of RSUs and restricted stock, since RSUs and restricted stock have no exercise price.

PROPOSAL 3

NON-BINDING ADVISORY VOTE

“SAY ON PAY”

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement as described in the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion in accordance with the compensation disclosure rules of the SEC (commonly known as a “Say on Pay” proposal). At the Meeting, the Company will present its Say on Pay proposal for approval.

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Fluent, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Fluent, Inc. Proxy Statement for the 2020 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the information included in the compensation tables, the potential payments upon termination or change in control table and any related information found in the proxy statement of Fluent, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Role of Stockholder Say on Pay Votes

The Board, Compensation Committee, and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation, including compensation that may be paid in connection with a change in control or a termination. At our annual meeting of stockholders held in June 2019, approximately 95.5% of the stockholders who voted on the Say on Pay proposal voted in favor of the compensation of our named executive officers as disclosed in our 2019 proxy statement. Although the advisory Say On Pay vote is non-binding, our Compensation Committee has considered the outcome of the vote and determined not to make material changes to our executive compensation programs because the Compensation Committee believes this advisory vote indicates considerable stockholder support for our approach to executive compensation. Our Compensation Committee will continue to consider the outcome of our Say on Pay votes when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

The advisory vote on the Say on Pay proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Say on Pay proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of April 24, 2020 (or such other date as provided below), by (i) all named executive officers, (ii) all current executive officers (iii) all current directors, (iv) all current executive officers and directors of the Company as a group, and (v) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding common stock. Unless noted otherwise, the corporate address of each person listed below is 300 Vesey Street, 9th Floor, New York, New York 10282.

For each listed person, the number of shares of common stock and percent of such class listed assumes the conversion or exercise of any equity securities owned by such person that are or will become convertible or exercisable, and the exercise of stock options and the vesting of restricted stock units, if any, that will vest, within 60 days of April 24, 2020, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of common stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Current Named Executive Officers and Current Directors/Nominees	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Current Named Executive Officers:
Ryan Schulke	9,471,919	(2)	12.4%
Matthew Conlin	8,225,850	(3)	10.8%
Alexander Mandel	42,056	(4)	*
Donald Patrick	181,667	(5)	*
Current Directors/Nominees:
Barbara Shattuck Kohn	—	(6)	*
Andrew Frawley	25,532	(7)	*
Donald Mathis	75,532	(8)	*
All current Directors and Executive Officers as a group (7 persons)	16,022,556	(9)	21.0%	(9)
5% Holders:
Dr. Phillip Frost	18,784,874	(10)	24.6%
JB Capital Partners, L.P.	5,341,219	(11)	7.0%

*	The person beneficially owns less than 1% of the Company’s outstanding common shares.
(1)	Based on 76,230,968 shares of common stock outstanding at April 24, 2020.
(2)

Mr. Schulke also serves a director of the Company. Mr. Schulke’s shares include (i) 7,406,419 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member, and (iii) 65,500 shares held by The Schulke Inn Family Foundation Trust, in which the Mr. Schulke serves as Co-Trustee, and do not include (i) 550,000 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that were fully vested as of February 1, 2020 but are subject to deferred delivery, (iii) 80,000 RSUs that vest in three annual installments beginning on March 1, 2019 but are subject to deferred delivery, and (iv) 160,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery to occur on March 27, 2021. Mr. Schulke may be deemed to have shared voting control over the shares owned by Dr. Frost and Frost Gamma Investments Trust ("Frost Gamma") by virtue of a Stockholders’ Agreement entered into in connection with the Spin-off, pursuant to which Dr. Frost and Frost Gamma agreed to vote in favor of Mr. Schulke’s nominees for the the Company’s board of directors. This table does not reflect Mr. Schulke's ownership interest in these shares. If Mr. Schulke were deemed to have a beneficial ownership interest in these shares, Mr. Schulke would own 28,256,793 shares, or 37.1% of the Company's outstanding common shares.

(3)

Mr. Conlin also serves as a director of the Company. Mr. Conlin’s shares include (i) 6,180,850 shares held directly, (ii) 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Conlin is a member, and (iii) 45,000 shares held by the Conlin Family Foundation Trust, and do not include (i) 550,000 RSUs that were fully vested as of January 1, 2019 but are subject to deferred delivery, (ii) 50,000 RSUs that were fully vested as of February 1, 2020 but are subject to deferred delivery, (iii) 80,000 RSUs that vest in three annual installments beginning on March 1, 2019 but are subject to deferred delivery, and (iv) 160,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery to occur on March 27, 2021.

(4)

Mr. Mandel's shares do not include (i) 50,000 RSUs that vest in two annual installments beginning on February 1, 2021, (ii) 175,000 RSUs that vest in four annual installments, beginning on February 1, 2021, and (iii) 308,000 shares of common stock subject to options exercisable as early as February 1, 2020.

(5)

Mr. Patrick’s shares do not include (i) 25,000 RSUs that vest on February 1, 2021, (ii) 8,333 RSUs that vest in on March 1, 2021, (iii) 25,000 deferred stock units that vested on March 27, 2018, subject to deferred delivery to occur on March 27, 2021, (iv) 225,000 RSUs that vest in four annual installments, beginning on February 1, 2021, and (v) 396,000 shares of common stock subject to options exercisable as early as February 1, 2020.

(6)	Ms. Shattuck Kohn’s shares do not include 25,000 RSUs that vest in three annual installments beginning on December 9, 2020.
(7)

Mr. Frawley’s shares do not include (i) 8,333 RSUs that vest on March 27, 2021, (ii) 17,731 RSUs that vest in two equal annual installments, beginning on June 6, 2020 and (iii) 15,226 RSUs that vest in three annual installments, beginning on June 5, 2020.

(8)

Mr. Mathis’ shares do not include (i) 8,333 RSUs that vest on March 27, 2021, (ii) 17,731 RSUs that vest in two equal annual installments, beginning on June 6, 2020 and (iii) 15,226 RSUs that vest in three annual installments, beginning on June 5, 2020.

(9)	The 2,000,000 shares held RSMC Partners, LLC, which are deemed beneficially owned by both Mr. Schulke and Mr. Conlin, are counted only once for this calculation.
(10)

Dr. Frost’s shares include 18,734,874 owned by Frost Gamma and 50,000 shares held by Dr. Frost directly, based on the Schedule 13D/A filed by Dr. Frost and Frost Gamma on February 14, 2019. Dr. Frost is the trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137. Dr. Frost and Frost Gamma may be deemed to share voting control of these shares with Mr. Schulke by virtue of the Stockholders' Agreement described in Note (2) above.

(11)

Based on the Schedule 13G/A filed by JB Capital Partners, L.P. and Alan W. Weber on February 14, 2020. Mr. Weber is the general partner of JB Capital Partners, L.P. and has shared dispositive power over these shares. The address for Mr. Weber and JB Capital Partners, L.P. is 5 Evans Place, Armonk, NY 10504.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and ten percent stockholders of the Company to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the SEC. Directors, executive officers, and ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year that ended on December 31, 2019 and during 2020 through the date of this proxy statement, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities, other than Mr. Patrick, who filed one late report with respect to one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. The Company has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the Company’s benefit and is upon terms no less favorable to the Company than if the related party transaction was with an unrelated third party.

Business Consulting Agreement

Effective October 14, 2014, pursuant to a business consulting agreement (the "Business Consulting Agreement"), Marlin Capital Investments, LLC ("Marlin Capital"), a company of which Michael Brauser, the Company's Executive Chairman prior to the Spin-off, owned 50% of and was one of two managers, held RSUs representing the right to receive 2,000,000 shares of the Company's common stock, for consulting services provided by Marlin Capital. These RSUs were to vest annually beginning from October 13, 2015 only if certain performance goals of the Company were met. The shares underlying such RSUs would not have been delivered until October 13, 2018, unless there was a change of control of the Company, termination of the agreement by the Company without cause, or termination of the agreement by Marlin Capital for good reason. The Company determined the performance goals were met as of December 31, 2015. On March 12, 2018, the Company terminated the Business Consulting Agreement. The unvested 500,000 shares were accelerated, and related share-based compensation expense of $906,000 was recognized during the first quarter of 2018.

Promissory Notes

On December 8, 2015, the Company entered into and consummated the promissory notes financing (the "Promissory Notes"), with an interest rate of 10% per annum, with certain investors, for aggregate financing of $10.0 million, consisting of $5.0 million from Frost Gamma, $4.0 million from Michael Brauser, and $1.0 million from another investor. On March 26, 2018, as part of the refinancing associated with the Spin-off of Red Violet, the principal amount plus accrued payment-in-kind ("PIK") interest of the Promissory Notes owing to Frost Gamma, Michael Brauser and such other investor, of $5,713,000, $4,570,000 and $1,143,000, respectively, was fully repaid.

Consulting Agreement

On September 6, 2017, the Company entered into a consulting agreement with Michael Brauser, effective as of June 23, 2017 (the "Consulting Agreement"), for a term of four years, under which Mr. Brauser served as a strategic adviser to the Company but received no salary for such services. In consideration for Mr. Brauser's services, the Consulting Agreement provided for continued vesting of all outstanding RSUs granted to Mr. Brauser under his employment agreement with the Company effective as of November 16, 2015. Share-based compensation expense of $302,000 and $1,742,000, associated with the Consulting Agreement, was recognized for the twelve months ended December 31, 2018 and 2017, respectively. In addition, upon the acceleration, the remaining unvested 2,500,000 shares were accelerated, and related share-based compensation expense of $6,468,000 was recognized during the first quarter of 2018. The Consulting Agreement was terminated upon the Spin-off of Red Violet.

Others

Effective on August 1, 2015, the Company entered into a consulting agreement with DAB Management Group Inc. ("DAB"), for DAB to provide consulting services (the "DAB Agreement"). DAB is owned by Daniel Brauser, a director of the Company at the time the DAB Agreement was entered into and the son of Michael Brauser. Under the DAB Agreement, the consulting service fee was $20,000 per month. The Company recognized consulting service fees of $60,000 and $240,000 for the twelve months ended December 31, 2018 and 2017, respectively. The DAB Agreement was terminated upon the Spin-off of Red Violet.

HOUSEHOLDING

As permitted by rules adopted by the SEC, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact Broadridge and inform them of your request by calling them at (866) 540-7095 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number with your brokerage firm (if applicable).

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2019, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2019 may be obtained without charge by writing to Daniel Barsky, General Counsel and Corporate Secretary, 300 Vesey Street, 9th Floor, New York, New York 10282 or by telephone at (646) 669-7272. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

As of the date of the filing of this Proxy Statement, we are not aware of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Meeting for consideration, the persons named in the form of proxy will vote the shares they represent in their discretion.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLNT2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13460-P40182

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUENT, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Ryan Schulke	☐	☐	☐
1b. Matthew Conlin	☐	☐	☐
1c. Andrew Frawley	☐	☐	☐
1d. Donald Mathis	☐	☐	☐
1e. Barbara Shattuck Kohn	☐	☐	☐

	For	Against	Abstain
2. To consider a proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To hold a non-binding advisory vote to approve our named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D13461-P40182

FLUENT, INC.
Annual Meeting of Stockholders
June 3, 2020 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ryan Schulke and Daniel J. Barsky and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the "Meeting") of Stockholders of Fluent, Inc. (the "Company") to be held on June 3, 2020 (11:00 AM Eastern Time) held virtually at www.virtualshareholdermeeting.com/FLNT2020, and at any adjournments thereof, and to vote all shares of common stock of the Company held of record by the undersigned at the close of business on April 24, 2020 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Meeting and on matters incident to the conduct of the Meeting. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side